Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Orckit Communications Ltd. of our report dated March 20, 2013, relating to the consolidated financial statements as of and for the year ended December 31, 2012, which appears in the Report on Form 6-K of Orckit Communications Ltd. which was filed with the Securities and Exchange Commission on March 21, 2013.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
May 6, 2013	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited